UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2007

Medefile International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	033-25126 D	85-0368333
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

240 Cedar Knolls Road, Suite 309
Cedar Knolls, NJ 07929
(Address of principal executive offices) (zip code)

(973) 993-8001
 (Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 15, 2007, Medefile International, Inc. (the “Company”) and the Vantage Group Ltd., the Company’s largest stockholder and primary source of funding, (“Vantage”) entered into a debt conversion agreement (the “Debt Conversion Agreement”).  Pursuant to the Debt Conversion Agreement, Vantage agreed to convert the aggregate principal amount of $2,100,000 of its indebtedness into an aggregate of 14,000,000 restricted shares of common stock of the Company.  In addition, the Company issued to Vantage 8,400,000 three year warrants to purchase an aggregate of 8,400,000 restricted shares of the Company’s common stock at an exercise price of $0.60 per share.

On November 16, 2007, pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”), the Company issued and sold 11,000,000 restricted shares of the Company’s common stock and three year warrants to purchase an aggregate of 6,600,000 restricted shares of the Company’s common stock at an exercise price of $0.60 per share for aggregate proceeds of $1,650,000.

On January 22, 2008, pursuant to the terms of the Purchase Agreement, the Company issued and sold 933,333 restricted shares of the Company’s common stock and three year warrants to purchase an aggregate of 560,000 restricted shares of the Company’s common stock at an exercise price of $0.60 per share for aggregate proceeds of $140,000.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, these transactions did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

The foregoing description of the subscription agreement and related documents does not purport to be complete and is qualified in its entirety by reference to these agreements which are attached as exhibits to this Current Report and are incorporated into this Item by reference.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 8.01 Other Events

See Item 1.01 above

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

10.10 Debt Conversion Agreement dated November 15, 2007
10.11 Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medefile International, Inc.

Dated: January 24, 2008	By:	/s/ Milton Hauser
Name: Milton Hauser
Title: President, Chief Executive Officer

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